SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

The Dow Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE VOTE YOUR PROXY TODAY

April 12, 2011

Dear Fellow Stockholders:

We previously mailed to you proxy materials in connection with the Annual Meeting of Stockholders of The Dow Chemical Company (the “Company”) to be held on May 12, 2011.

We encourage you to take part in the governance of your Company by voting your shares if you have not already done so, and specifically ask for your support in voting “FOR” all director nominees, and “FOR” proposal 2 to ratify accountants.

In addition, following is a summary of our position regarding proposals #3 through #5 in the Proxy:

Proposal #3 – Advisory Vote on Executive Compensation:

Dow’s executive compensation aligns with our Pay for Performance philosophy. Our executive compensation for 2010 was tied to the strong results of the Company: Dow exceeded its financial and operational goals on all fronts. We recommend you vote FOR this advisory resolution.

Proposal #4 – Frequency of Future Advisory Votes on Executive Compensation:

Dow’s compensation programs are designed to reward long-term performance. We encourage stockholders to evaluate these programs over a multi-year horizon, which allows for meaningful review of our compensation program, constructive dialogue with our stockholders and measurement against key financial goals for the long-term success of our business. We recommend you vote for conducting future advisory votes every THREE years.

Proposal #5 – Stockholder Proposal on Shareholder Action by Written Consent:

We believe this proposal could disenfranchise stockholders by making it possible for a single stockholder or a small group to accumulate a short-term voting position and use the consent procedure to take action without a meeting, without prior notice to the other stockholders or the Company, and without giving all stockholders an opportunity to participate and consider arguments for and against any action. The proposal also is unnecessary because our governing documents permit holders of 25% or more of Dow’s shares to call a special meeting of stockholders, thus giving all stockholders the opportunity to participate in any voting decisions. We therefore recommend you vote AGAINST this proposal.

Additional information regarding each of these proposals can be found at www.proxy.dow.com. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-269-6427.

Thank you for your continued support.

Sincerely,

Charles J. Kalil
Executive Vice President
General Counsel and Corporate Secretary

®™ Trademark of The Dow Chemical Company

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1. Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2. Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3. Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY